Exhibit 10.1

November 5, 2012

Hickory Tech Corporation
221 East Hickory Street
P.O. Box 3248
Mankato, MN 56002-3248
Attn:  The Office of the Chief Financial Officer,
            David A. Christensen

    Re:  Waiver Letter

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 11, 2011, among Hickory Tech Corporation (the “Borrower”), CoBank, ACB, as Administrative Agent, Lead Arranger, Bookrunner, Swingline Lender, Issuing Lender and a Lender, Union Bank, N.A., as Syndication Agent and a Lender, SunTrust Bank, as Documentation Agent and a Lender, and such other Lenders as from time to time may become a party thereto (as amended by that certain Incremental Term Loan Agreement, dated as of March 1, 2012, and as the same has otherwise been and may further be amended, modified, supplemented, extended or restated, the “Credit Agreement”).  Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

Waiver

Pursuant to Section 8.01(o)(i) of the Credit Agreement, the Borrower has represented and warranted to the Administrative Agent and the Lenders that all financial statements of the Borrower and its Subsidiaries that have been furnished to the Administrative Agent pursuant to the Credit Agreement are complete and correct and have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of unaudited interim financial statements.  Pursuant to Sections 9.1(a) and 9.1(b) of the Credit Agreement, all financial statements of the Borrower and its Subsidiaries that are required to be furnished to the Administrative Agent pursuant to the Credit Agreement are required to be prepared in accordance with GAAP.  Pursuant to Section 10.4 of the Credit Agreement, the Borrower is required to, and to cause its Subsidiaries to, maintain a system of accounting as may be required or may be necessary to permit the preparation of financial statements in accordance with GAAP.  The Borrower has notified the Administrative Agent that its accounting for interest rate swaps in the financial statements of the Borrower and its Subsidiaries that have been furnished to the Administrative Agent was not in accordance with GAAP, and, as a result, the Borrower has breached the provisions of the Credit Agreement described in this letter agreement (such breaches, collectively, the “Specified Defaults”).  The Borrower has requested that the Required Lenders waive the Specified Defaults.  In reliance on the written representations, warranties and confirmations of the Loan Parties contained herein, upon the effectiveness of this letter agreement as set forth below, the Required Lenders hereby waive the Specified Defaults.

Reaffirmation

By its execution hereof, each of the Guarantors listed below hereby consents and agrees to the terms and provisions of this letter agreement and consents and agrees that its guaranty of the Guaranteed Obligations set forth in the Guaranty Agreement and the pledge of its assets to secure such guaranty set forth in the Collateral Agreement, the Mortgages and each other Security Document remain in full force and effect and continue to be the legal, valid and binding obligation of it, enforceable against it in accordance with the terms thereof.

General

Except as expressly provided by this letter agreement, the terms and provisions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect.  By agreeing to this letter agreement as acknowledged below, the Borrower hereby certifies and warrants to the Administrative Agent and the Lenders that after giving effect to the waiver herein, each of the representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents are true and correct as of the effective date of this letter agreement with the same effect as though made on such effective date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specific date) and that no event has occurred and is continuing that would constitute a Default or an Event of Default.  The waiver contained herein shall not constitute a course of dealing among the Borrower or any other Loan Party and the Administrative Agent or any Lender, and, except as expressly set forth herein, shall not constitute a waiver of any Default or Event of Default, now or hereafter arising, or an amendment of any provision of the Credit Agreement or the other Loan Documents.  The Borrower hereby reconfirms its obligation to reimburse the Administrative Agent and the Lenders for all costs associated with the negotiation, execution, enforcement and administration of this letter agreement and the Credit Agreement, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Administrative Agent and the Lenders  This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Credit Agreement, including choice of law provisions, and may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any such counterpart may be delivered by facsimile, e-mail or similar electronic transmission and shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this letter agreement.

 [Signatures commence on following page.]

       Please evidence your acknowledgment of and agreement to the foregoing by executing this letter agreement in the place indicated below.

Sincerely,

COBANK, ACB, as the Administrative Agent and a Lender

By:	/s/ Ted Koerner
Ted Koerner
Managing Director

Acknowledged and agreed to:

HICKORY TECH CORPORATION,
as the Borrower

By:	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer and Secretary

MANKATO CITIZENS TELEPHONE COMPANY,
HEARTLAND TELECOMMUNICATIONS COMPANY OF IOWA,
CABLE NETWORK, INC.,
CRYSTAL COMMUNICATIONS, INC.,
NATIONAL INDEPENDENT BILLING, INC.,
MID-COMMUNICATIONS, INC.,
ENVENTIS TELECOM, INC.,
IDEAONE TELECOM, INC., and
ENTERPRISE INTEGRATION SERVICES, INC.,
each as a Guarantor

By:	/s/ David A. Christensen
Name:	David A. Christensen
Title:	Chief Financial Officer and Secretary